SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549


                               _________________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               _________________


                         Date of Report: July 30, 2003
                       (Date of earliest event reported)


                               CHICO'S FAS, INC.
              (Exact Name of Registrant as Specified in Charter)


            Florida                   0-21258             59-2389435
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(State or Other Jurisdiction of     (Commission        (IRS Employer
     Incorporation)                 File Number)       Identification No.)


                11215 Metro Parkway, Fort Myers, Florida 33912
                   (Address of Principal Executive Offices)


                                (239) 277-6200
             (Registrant's telephone number, including area code)


Item 5.  Other events.

         On July 30, 2003, the registrant entered into a Stock Purchase Agreement with The White House, Inc., all of the shareholders of The White House (the "Sellers") and a Sellers' representative, pursuant to which the registrant will purchase all of the outstanding shares of the Company's common stock from the Sellers and The White House will become a wholly owned subsidiary of the registrant. The purchase price for the transaction will be approximately $90 million. Each of Richard Sarmiento, Chief Executive Officer of The White House, and Patricia Darrow-Smith, Executive Vice President, Merchandising, of The White House, will receive 80% of their consideration in the form of cash and 20% of their consideration in the form of unregistered common stock of the registrant, with certain piggyback registration rights; the remaining Sellers will receive only cash consideration. Of the $90 million purchase price, $12.5 million will be placed in an escrow for one year to cover certain indemnification obligations of the Sellers.

         Closing of the transaction is subject to the satisfaction of customary closing conditions and regulatory review, including U.S. government review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and obtaining required consents.

         In connection with the closing of the transactions contemplated by the Stock Purchase Agreement, the registrant will enter into Employment Agreements with certain key employees of The White House, including, Mr. Sarmiento, Ms. Darrow-Smith and F. Michael Smith, Vice President, Operations, of The White House. The Employment Agreements with Mr. Sarmiento, Ms. Darrow-Smith and Mr. Smith will be comparable to employment agreements currently in effect for executive officers of the registrant.

         On July 30, 2003, the registrant issued a press release regarding the Stock Purchase Agreement. The press release is included herewith as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

         99.1 Press release issued on July 30, 2003 by the registrant with respect to the registrant's announcement of the signing of a definitive agreement to acquire The White House. This exhibit is being furnished pursuant to Items 5 and 12 of this Form 8-K.


Item 12. Results of Operation and Financial Condition.

         On July 30, 2003, the registrant issued a press release commenting in part on the impact that the acquisition of The White House might have on its earnings outlook. The press release is included as Exhibit 99.1.


                                   Signature

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CHICO'S FAS, INC.


Dated as of: July 30, 2003             By: /s/ Charles J. Kleman
                                           ----------------------------
                                           Name:  Charles J. Kleman
                                           Title: Executive Vice President,
                                                  Chief Financial Officer

                                   EXHIBITS

99.1 Press release issued on July 30, 2003 by the registrant with respect to the registrant's announcement of the signing of a definitive agreement to acquire The White House.



Exhibit 99.1


[GRAPHIC OMITTED]

Executive Contact:                        Investor / Media Contacts:
Charlie Kleman Executive VP,              James Palczynski
Chief Financial Officer                   Investor Relations
Chico's FAS, Inc.(239) 274-4425           Megan McDonnell
                                          Media Relations
                                          Integrated Corporate Relations, Inc.
                                          (203) 222-9013

            CHICO'S FAS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
                             THE WHITE HOUSE, INC.

   -- $90 Million Cash and Stock Deal Expected to be Immediately Accretive --
     -- White House|Black Market Stores Seen as Promising Growth Vehicle -- -- The White House, Inc. Currently Operates 103 Stores in 30 States --

FORT MYERS, Fla. - July 31, 2003 - Chico's FAS, Inc. (NYSE: CHS) announced today that it has signed a definitive agreement to purchase The White House, Inc., a privately held specialty retailer offering distinctive private label women's apparel. The White House, Inc. currently operates 103 stores in 30 states, the Virgin Islands, Puerto Rico and the District of Columbia that sell high-quality fashion and basic merchandise assorted primarily in the classic and timeless colors of white and black and related shades.

The total purchase price for The White House, Inc. will be $90 million, plus associated expenses. The Company will pay for this acquisition with approximately $85.6 million in cash and $4.4 million in Chico's common stock, or approximately 176,000 shares. The transaction has been approved by the boards of directors of Chico's and The White House, Inc. and is anticipated to close in the third quarter of 2003.

Scott A. Edmonds, President and Chief Operating Officer of Chico's FAS, Inc. commented, "We are very pleased to bring these two companies together. Over the past few years, we have been impressed with the development of the White House|Black Market concept and have built a strong relationship with Rick Sarmiento, The White House's founder, and his senior management team. It is clear to us The White House has a proven store model and we are convinced that there should be a tremendous fit with our organization from a strategic, financial, cultural, and operational viewpoint. Our superior access to capital as well as our operational and marketing expertise combined with their strong merchandising philosophy and highly compelling opportunity for store expansion should benefit women consumers across the country and provide enhanced value for our shareholders."

Richard Sarmiento, Chairman, President and Chief Executive Officer of The White House, Inc. said, "Although we had recently been pursuing our own public offering, we are extremely excited to open new avenues for the White House|Black Market concept by becoming a part of the Chico's organization. We believe that the benefits this transaction will provide to The White House should be immediate. It has become increasingly apparent over the past few years that the Chico's team has an intuitive understanding of the specialty apparel market. Chico's has built a world-class operational platform that The White House should be able to leverage to effectively execute our growth plan. We look forward to this new affiliation and to being able to take advantage of the opportunities that lie ahead of us."

Chico's anticipates that the acquisition will be slightly accretive in its first full year without giving any consideration to potential synergies between these two highly complementary businesses, and before any initial write offs that may be associated with the integration of the two organizations. Management expects the acquisition to add sales in the range of $32 to $36 million for the remainder of fiscal 2003 based on a closing in September and the planned opening of 8 new White House|Black Market stores during the remainder of this fiscal year. Management expects the acquisition of The White House, Inc. will contribute between $100 and $110 million of revenues, based on the opening of between 25 and 30 new White House|Black Market stores, next year.

Consummation of this transaction is subject to customary closing conditions and regulatory review, including U.S. government review under the Hart-Scott-Rodino Premerger Notification Act. Chico's was advised on the transaction by Peter J. Solomon Company.

Mr. Edmonds concluded, "We are excited to welcome Rick Sarmiento, who will continue to head up the operations of White House|Black Market, and The White House management team to our organization. We believe that they operate with a philosophy, business acumen, and customer service orientation very similar to our own. We could not have asked for a better fit than this acquisition and we believe that the future for our combined organization holds great promise."

Chico's will hold a special investors' conference call on July 31, 2003, at 10:30 a.m. EST to discuss the acquisition and answer investor questions. Interested parties should call (706) 679-7935; the passcode for the call is CHICOS. You may also access this call via the Internet at www.chicos.com. A replay of the call will be available through August 7th and can be accessed by dialing (706) 645-9291. The passcode for the replay is 2078001. A replay can also be accessed at the company's web site at www.chicos.com.

About Chico's FAS, Inc.

Chico's sells exclusively designed, private-label women's clothing and related accessories. The Company operates 413 women's specialty stores, under the name of Chico's and Pazo, in 42 states and the District of Columbia. The Company owns 371 Chico's front-line stores, 20 Chico's outlet stores and 10 Pazo stores; franchisees own and operate 12 Chico's stores.

About The White House, Inc.

The White House, Inc. sells private-label women's clothing and related accessories under the White House|Black Market label. The Company owns and operates 103 women's specialty stores, under the White House and Black Market names. The Company owns 99 White House|Black Market dual concept stores and 4 White House or Black Market single concept stores.


Some statements in this press release include forward-looking statements regarding future results or financial performance of Chico's FAS, Inc. and The White House, Inc., including, but not limited to, statements regarding the possible impact of the pending White House|Black Market acquisition and the addition of the White House|Black Market store concept to the Chico's family. Such statements are merely predictions and involve risks and uncertainties such that actual results and performance may differ materially. Factors that might cause such a difference include, but are not limited to, risks associated with integrating an acquired company into Chico's, increasing the number of White House|Black Market locations, continued acceptance of the product offerings by the White House|Black Market target customer, Chico's inability to compete successfully in the highly competitive specialty retail market, failure to retain key employees, increased competition and general economic conditions. These and other risks are set forth in Chico's periodic reports that are filed with the Securities and Exchange Commission, including Chico's annual report on Form 10-K for the fiscal year ended February 1, 2003 and are also set forth in the section entitled "Risk Factors" in Amendment No. 1 to the Registration Statement on Form S-1 filed by The White House with the Securities and Exchange Commission on June 24, 2003. All information included in this press release regarding The White House was provided to Chico's by The White House, and Chico's assumes no liability for such information. Chico's FAS, Inc. and The White House, Inc. undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

A copy of a slide show addressing Chico's recent financial results and current plans for expansion is available on the Chico's website at www.chicos.com in the investor relations section. The plans for expansion in the slide show do not take into account the potential acquisition of The White House, Inc.

Additional investor information on Chico's FAS, Inc. or The White House, Inc. is available free of charge on the Chico's or White House websites at www.chicos.com and www.whiteandblack.com